                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           DECKERS OUTDOOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                          DECKERS OUTDOOR CORPORATION

                                 April 14, 2000

Dear Stockholder:

     We cordially invite you to attend our 2000 Annual Meeting of Stockholders to be held at 5:00 p.m. on Wednesday, May 24, 2000 at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 1999 Annual Report to Stockholders on Form 10-K. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated in such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.

                                       ON BEHALF OF YOUR
                                       BOARD OF DIRECTORS

                                       DOUGLAS B. OTTO
                                       Chairman of the Board and
                                       Chief Executive Officer

                          DECKERS OUTDOOR CORPORATION
             495-A SOUTH FAIRVIEW AVENUE, GOLETA, CALIFORNIA 93117

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 2000

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, on Wednesday, May 24, 2000, beginning at 5:00 p.m., local time. The Annual Meeting will be held for the following purposes:

          1. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "Plan") to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares to an aggregate of 300,000 shares, and (b) extend the duration of the Plan for a period of five years for a total duration of ten years.

          2. To ratify the selection of KPMG LLP as the Company's independent auditors.

          3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company for ten (10) days prior to the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board and
                                          Chief Executive Officer

Goleta, California
April 14, 2000

                          DECKERS OUTDOOR CORPORATION
                          495-A SOUTH FAIRVIEW AVENUE
                            GOLETA, CALIFORNIA 93117

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 24, 2000

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 5:00 p.m., local time, on May 24, 2000, at Deckers Outdoor Corporation, 495-A South Fairview Avenue, Goleta, California 93117, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Form of Proxy were first mailed to stockholders on or about April 14, 2000.

                             RECORD DATE AND VOTING

     March 31, 2000 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of March 31, 2000, there were outstanding 9,082,535 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). No shares of the Company's preferred stock, par value $.01 per share, were outstanding as of that date. A majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

     Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters, including the approval of the proposal to amend the Plan, the affirmative vote of a majority of shares of the Company's Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Unless otherwise instructed, proxies solicited by the Company will be voted "FOR" the proposal to increase the number of shares of Common Stock reserved for issuance pursuant to the Plan and extend the duration of the Plan, "FOR" the ratification of the selection of KPMG LLP as the Company's independent auditors, and in their discretion upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     With respect to brokers who are members of the New York Stock Exchange, the New York Stock Exchange Rules ("NYSE Rules") generally require that when shares are registered in street or nominee name, its member brokers must receive specific instructions from the beneficial owners in order to vote on certain proposals. However, the NYSE Rules do not require specific instructions in order for a broker to vote on the amendment of the Plan and on ratification of the selection of the Company's independent auditors. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on any proposal that does require specific instructions, those shares will not be considered as present and entitled to vote with respect to that matter. Pursuant to Delaware law, a broker non-vote will not be treated as present or voting in person or by proxy on the proposal.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

                                   DIRECTORS

     The Company's By-Laws state that the Board of Directors shall consist of not less than one nor more than seven members. The specific number of Board members within this range is established by the Board of Directors and is currently set at four. The Company's Certificate of Incorporation provides that the Board shall be classified into three classes of directors, which classes serve staggered three-year terms. The Board currently consists of two Class II directors and two Class III directors. The current term of each Class II director expires at the Annual Meeting of Stockholders to be held in 2001 and the current term of each Class III director expires at the Annual Meeting of Stockholders to be held in 2003. There are currently no Class I directors and no directors proposed for election because the Company's two Class I directors, both of whom were former executive officers of the Company, resigned during 1999 and were not replaced by the Board of Directors.

                                   MANAGEMENT

     The directors and executive officers of the Company are set forth below. The following table includes information with respect to each director and executive officer of the Company.

                                                                                            CLASS OF
               NAME                 AGE                      POSITION                       DIRECTOR
               ----                 ---                      --------                       --------
Douglas B. Otto...................  48     Chairman of the Board and Chief Executive             III
                                           Officer
Peter C. Benjamin.................  56     President and Chief Operating Officer
M. Scott Ash......................  35     Chief Financial Officer and Assistant
                                           Secretary
Jean-Luc Derclaye.................  55     Executive Vice President, Vice
                                           President-Brand Development and Managing
                                           Director-European Operations
Patrick C. Devaney................  45     Senior Vice President and Vice
                                           President-Global Sourcing, Production and
                                           Development
Gene E. Burleson..................  59     Director                                              III
Rex A. Licklider..................  57     Director                                               II
Karl F. Lopker....................  48     Director                                               II
Joseph E. Nida....................  60     Secretary

     Douglas B. Otto, co-founder of the Company in 1973, has served as an executive officer since that time and as Chairman of the Board and Chief Executive Officer since 1982. He has also served as President from March 1999 through February 2000 and from 1982 through May 1998, and served as Chief Financial Officer from June 1990 through December 1992.

     Peter C. Benjamin has been President since March 2000, Chief Operating Officer since March 1999, Managing Director of Deckers Japan, Inc., the Company's subsidiary responsible for distribution of the Company's products throughout Japan, since July 1997, and served as a Vice President from March 1999 through March 2000. Mr. Benjamin has been President since 1993 of Pacific Resources Holding, Inc., an agency for the Japanese outdoor market. Previously, he was Chief Operating Officer for The North Face, Inc. from March 1992 to March 1993 and was a Vice President of Odyssey USA, Inc., from January 1991 to March 1992.

     M. Scott Ash has been Chief Financial Officer since January 1997, Assistant Secretary since December 1999 and was Secretary from March 1999 to December 1999. Prior to such time, Mr. Ash served as Controller of the Company, beginning in January 1993. Prior to joining the Company, he was employed by Dole Food Company, Inc. from August 1992 to January 1993 as Manager of Corporate Reporting. Previously, he was a Senior Manager at KPMG LLP where he was employed from September 1986 to August 1992. Mr. Ash is a Certified Public Accountant.

     Jean-Luc Derclaye has been the Company's Executive Vice President since March 2000 and joined Deckers in May 1999 as Vice President of Business Development and Managing Director of Deckers Europe. From 1995 to May 1999, Mr. Derclaye was retired to focus on his personal investments. Previously, Mr. Derclaye was Chairman of Derwell, a Hong Kong sourcing company from 1994 to 1995, Managing Director of The North Face -- Europe from 1990 to 1994 and President and Chief Executive Officer of The North Face USA in 1993. Mr. Derclaye holds an MBA from Harvard Business School.

     Patrick C. Devaney has been the Company's Senior Vice President since March 2000 and served as Vice President -- Global Sourcing, Production and Development since November 1997. Prior to joining the Company, Mr. Devaney was employed by Mizuno USA where he was Director of Global Footwear from February 1990 to June 1997 and was a Global Product/Marketing Manager for Reebok International from 1985 to December 1989.

     Gene E. Burleson has been a Director of the Company since September 1993. Mr. Burleson is currently Chairman of Mariner Post-Acute Network, Inc. and a Director of Alterra Healthcare Corporation and THCG, Inc. From February 1997 to August 1997, Mr. Burleson was Chief Executive Officer and a Director of

Vitalink Pharmacy Services, Inc., a provider of pharmacy services to nursing facilities. From October 1989 to February 1997, Mr. Burleson was employed by GranCare, Inc., a provider of routine and specialty medical care and rehabilitative services, where he served as Chief Executive Officer and Chairman of the Board.

     Rex A. Licklider has been a Director of the Company since September 1993. From 1975 until February 1992, Mr. Licklider served as Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, with whom Com Systems, Inc. had merged. He has been Co-CEO of The Sports Club Company since December 1999 and Vice Chairman since 1994. Mr. Licklider is a founder and Partner of Pentium Investments, Inc. and a Director of The Sports Club Company.

     Karl F. Lopker has been a Director of the Company since May 1995 and was originally a co-founder of the Company in 1973. Since 1979, Mr. Lopker has been Chief Executive Officer and a Director of QAD Inc., a developer and marketer of computer software.

     Joseph E. Nida has been Secretary of the Company since December 1999. Mr. Nida has been Chairman of the law firm of Nida & Maloney, LLP, the Company's outside general counsel, since its formation in 1994. Mr. Nida also acts as Corporate Secretary for two other NASDAQ-NMS companies, QAD Inc. and Miravant Medical Technologies.

     For information concerning beneficial ownership of Common Stock by directors and executive officers, see "Security Ownership of Certain Beneficial Owners and Management" below.

                             CERTAIN RELATIONSHIPS

     On April 18, 1997, in order to increase the equity interest in the Company of Diana M. Wilson, who was then President and Chief Operating Officer, the Company made a loan to Ms. Wilson evidenced by a $624,000 note to enable her to purchase 100,000 shares of the Company's Common Stock at the fair market value on that date. The note bears interest at 6.39%, is secured by the stock so acquired and is due April 18, 2002. Ms. Wilson resigned from the Company in March 1999. The largest aggregate amount of indebtedness outstanding at any time during 1999 was $739,346, including accrued interest of $115,346. As of February 29, 2000, the balance outstanding was $747,220, including accrued interest of $123,220. No payments have been made on the note to date.

     Nida & Maloney LLP, a law firm of which Mr. Joseph E. Nida is Chairman and a Partner, provides legal services to the Company as its outside general counsel. In 1999, the Company incurred $175,025 for services rendered by Nida & Maloney LLP.

                  INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     Audit Committee -- The Board has a standing Audit Committee that reviews the audit and control functions of the Company, the Company's accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company's auditors, the fees and all non-audit services of the independent auditors and the independent auditors' opinion and letter of comment to management and management's response thereto. The committee met three times during 1999. At the date of this Proxy Statement. Mr. Licklider was Chairman of the Audit Committee and the committee was comprised of Messrs. Burleson, Licklider, and Lopker.

     Compensation Committee -- The Board has a Compensation Committee (the "Compensation Committee") that reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company's executive officers. The Compensation Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the

"1993 Plan") and the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"). The committee met four times during 1999. At the date of this Proxy Statement. Mr. Burleson was Chairman of the Compensation Committee and the committee was comprised of Messrs. Burleson, Licklider and Lopker.

DIRECTOR ATTENDANCE

     In 1999, the Company held four meetings of the Board of Directors. During 1999, all of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees of which they were members, except that Mr. Licklider attended 73% of the aggregate of the meetings.

DIRECTOR COMPENSATION

     Standard Compensation -- Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an annual retainer to be paid as follows: $11,000 in cash, or, at the option of a Nonemployee Director, exercised ten days prior to the start of each year, in Common Stock of the Company at a 20% discount off the price of the shares at the closing price at the beginning of the year; and 2,000 shares of the Common Stock of the Company per year. On January 1, 1999 and every three years thereafter, the Board sets the number of shares for the following three years. For 1999 through 2001, the Board reaffirmed the terms above, except that the annual 2,000 shares awards per year for both 1999 and 2000 were issued and fully vested effective January 1, 1999. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and $1,000 for each separately scheduled committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. Committee Chairmen receive additional annual retainer fees of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

     Stock Options -- Nonemployee Directors receive additional compensation in the form of stock options granted automatically under the 1993 Plan. Upon their initial election to the Board of Directors, Nonemployee Directors automatically receive options to purchase 10,000 shares of Common Stock. Such options vest in annual one-third installments, with the first such installment vesting on the first anniversary of the date of grant of such option. In addition, beginning on the fourth annual meeting of stockholders after a Nonemployee Director is first elected, such Nonemployee Director will automatically be granted each year options to purchase 2,000 shares of Common Stock. Such additional options will be fully vested and exercisable at the time of grant. All options granted to Nonemployee Directors have an exercise price equal to the fair market value of the shares on the date they are granted.

     In February 2000, an independent committee of the Board of Directors, consisting of Mr. Otto, granted to each of the three Non-employee Directors an additional option to purchase 20,000 shares of Common Stock. These options have an exercise price equal to the fair market value of the shares on the date of grant and vest over a three year period.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the years ended December 31, 1999, 1998 and 1997, the reportable compensation paid or awarded to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company who were executive officers of the Company at December 31, 1999 and received compensation in excess of $100,000 in such year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            -------------
                                              ANNUAL COMPENSATION            SECURITIES
                                       ----------------------------------    UNDERLYING
                                                             OTHER ANNUAL   OPTIONS/SARS     ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS     COMPENSATION        (#)        COMPENSATION
  ---------------------------    ----   ------     -----     ------------   ------------    ------------
Douglas B. Otto................  1999  $275,000   $     --           --         25,000        $113,000(1)
  Chief Executive Officer        1998   275,000         --           --        180,000         116,000(1)
                                 1997   275,000    250,000           --             --         120,000(1)

Peter C. Benjamin(4)...........  1999   160,000    144,000           --        155,000          13,000(2)
  President and Chief Operating
  Officer

M. Scott Ash...................  1999   113,000     17,000           --         25,000              --
  Chief Financial Officer        1998   112,000     32,000           --         35,000              --
                                 1997   103,000     32,000           --         20,000              --

Jean-Luc Derclaye(4)...........  1999    77,000     40,000           --         80,000              --
  Executive Vice President,
  Vice President-Brand
  Development and Managing
  Director-European Operations

Patrick C. Devaney(4)..........  1999   113,000     17,000           --         25,000              --
  Senior Vice President and      1998   116,000     31,000           --         45,000           8,000(3)
  Vice President-Global
  Sourcing, Production and
  Development

---------------
(1) In 1997, the Company entered into a split-dollar life insurance agreement with a trust established by Douglas B. Otto, pursuant to which the Company and the trust will share in the premium costs of life insurance policies that pay cumulative death benefits upon the death of Mr. Otto. The portion of the premium equal to the value of the economic benefit is paid by the trust, with the Company paying the remainder of the premiums. The amounts above, $113,000 in 1999, $116,000 in 1998 and $120,000 in 1997, reflect the present value of the economic benefit to Mr. Otto of the portion of the premium paid by the Company in 1999, 1998 and 1997, respectively. Upon surrender of the policy or payment of the death benefits thereunder, the Company is entitled to repayment of an amount equal to the cumulative payments previously paid by the Company.

(2) In connection with Mr. Benjamin's acceptance of the Chief Operating Officer position in March 1999, the Company reimbursed him for $13,000 of relocation costs in 1999.

(3) In connection with Mr. Devaney's acceptance of employment, the Company reimbursed him for $8,000 of relocation costs in 1998.

(4) At December 31, 1999, Mr. Benjamin was Chief Operating Officer, Mr. Derclaye was Vice President-Brand Development and Managing Director-European Operations and Mr. Devaney was Vice President-Global Sourcing, Production and Development. In addition to these positions, in February 2000, Mr. Benjamin was promoted to President, Mr. Derclaye was promoted to Executive Vice President and Mr. Devaney was promoted to Senior Vice President.

     The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 1999 to the Named Executive Officers.

                          STOCK OPTION GRANTS IN 1999

                                                                                       POTENTIAL REALIZABLE
                                               % OF TOTAL                                VALUE AT ASSUMED
                                                OPTIONS                                   RATES OF STOCK
                                                GRANTED                                  APPRECIATION FOR
                                                   TO        EXERCISE                     OPTION TERM(1)
                                   OPTIONS     EMPLOYEES       PRICE      EXPIRATION   ---------------------
              NAME                GRANTED(#)    IN 1999     (PER SHARE)      DATE         5%          10%
              ----                ----------   ----------   -----------   ----------   ---------   ---------
Douglas B. Otto.................    25,000         4.8%       $3.125      12-10-2009   $ 49,000    $125,000
Peter C. Benjamin...............   130,000        24.7%        2.125      03-19-2009    174,000     440,000
                                    25,000         4.8%        3.125      12-10-2009     49,000     125,000
M. Scott Ash....................    25,000         4.8%        3.125      12-10-2009     49,000     125,000
Jean-Luc Derclaye...............    40,000         7.6%        2.000       4-16-2009     50,000     127,000
                                    40,000         7.6%        3.125      12-10-2009     79,000     199,000
Patrick C. Devaney..............    25,000         4.8%        3.125      12-10-2009     49,000     125,000

---------------
(1) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     The following table sets forth, for the Named Executive Officers, information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                          1999 YEAR-END OPTION VALUES

                                                           NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                    DECEMBER 31, 1999(#)            DECEMBER 31, 1999
                               ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   --------   -----------   -------------   -----------   -------------
Douglas B. Otto..............        --      $     --      65,000        140,000        $42,480        $95,580
Peter C. Benjamin............        --            --      41,500        148,500         24,151         78,019
M. Scott Ash.................        --            --      37,500         52,500         11,151         26,019
Jean-Luc Derclaye............        --            --      16,000         64,000          5,000         20,000
Patrick C. Devaney...........        --            --      25,500         54,500         11,151         26,019

EMPLOYMENT AGREEMENTS

     Effective January 1992, Douglas B. Otto entered into a five-year employment agreement with the Company, which was subsequently extended through 2001. His employment agreement provides for an annual salary of $260,000, with annual cost of living increases and a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon the operating results of the Company. In the event Mr. Otto's employment agreement is terminated for any reason, including "For Cause" as defined therein, Mr. Otto will receive an annual payment of $260,000 and his existing employee benefits for five years from the date of termination. After any termination of employment, Mr. Otto may not compete with the Company for one year in the United States (except in Montana and Wyoming). The Company may not terminate his employment agreement except "For Cause."

     In March 1999, Peter C. Benjamin entered into an employment agreement with the Company through December 31, 2000. The agreement provides for a base salary of $180,000 for each of 1999 and 2000, a $60,000 guaranteed bonus for 1999 and a potential bonus of up to $180,000 for 2000. Mr. Benjamin is also entitled to an additional bonus up to $50,000 for fiscal 2000 based on achievement of earnings targets in 2000. For 1999, Mr. Benjamin was entitled to, and received, a bonus related to the financial performance of Deckers

Japan. In connection with his employment agreement, Mr. Benjamin was granted an option to purchase 130,000 shares of the Company's common stock at an exercise price of $2.13, the fair market value of the Company's common stock on the date of grant. This option vests over a four year period. In the event that termination of employment occurs for reasons other than: (1) cause, or (2) voluntary termination, he will receive six months' severance plus committed incentives. In the event that there is a change of control and termination, or constructive termination, Mr. Benjamin will receive twelve months of severance, including minimum guarantees, plus the acceleration of vesting of all stock options.

     The other officers of the Company do not have employment agreements with the Company and serve at the pleasure of the Board.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors, consisting entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982, determines and administers the compensation of the Company's executive officers. Set forth below are the principal factors underlying the Committee's philosophy used in setting compensation.

     Compensation Philosophy -- At the direction of the Board of Directors, the Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent in order to attract and retain key executives critical to the Company's long-term success. The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as stock options, stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and stockholder value.

     The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such corporate performance measures as net sales, net income and earnings per share, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 1999, the most important qualitative factors in determining incentive compensation awards to executive officers were the Committee's assessments of their contributions to the Company's stockholder value, sales, net earnings per share, improvements and efficiencies in operations, and the Company's attainment of the Teva license.

     The Committee also evaluates the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. However, the Committee does not target a specific percentile range within the peer group compensation structure in determining compensation for executive officers. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

     Relationship of Performance to Compensation -- Compensation that may be earned by the executive officers in any fiscal year consists of base salary, cash bonus and stock options. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

     The executive officers receive incentive compensation awards based on individual goals and milestones established for each officer at the beginning of each year and other factors as determined by the Committee. Such officers receive compensation for the subsequent attainment of these goals.

     The 1993 Employee Stock Incentive Plan (the "1993 Plan") authorizes the Committee to make grants and awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. The Committee grants stock options to executive officers, as well as other employees and consultants of the Company and its subsidiaries below the executive officer level. Executive officers are eligible to receive stock option grants, which the Committee approves from time to time as it deems appropriate.

     In approving grants and awards under the 1993 Plan, the quantitative and qualitative factors and industry comparisons outlined above will be considered. The number of options previously awarded to and held by executive officers is reviewed but is not an important factor in determining the size of current option grants.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation.

     Chief Executive Officer Compensation -- Douglas B. Otto entered into a five year employment agreement, effective January 1992, and subsequently extended through 2001. His employment agreement provides for an annual salary of $260,000, with annual cost of living increases, and provides for a bonus of up to $500,000 per year, determined by the Compensation Committee, based upon a combination of factors including the Company's common stock price and the operating results of the Company.

     For 1999, Mr. Otto and the Company agreed to forego his entire 1999 potential cash bonus of $500,000 in exchange for an option for 130,000 shares of common stock. The stock option was granted in December 1998 at fair market value on the date of grant, vests over a four year period and expires in 2008. The Company's other executive officers also each agreed to forego the majority of their 1999 bonuses in exchange for 35,000 shares of common stock each on similar terms.

     In December 1999, the Committee established the compensation of the Company's Chief Executive Officer and its other executive officers for fiscal year 2000. In each case, the Committee's decision was based upon the principles and procedures outlined above. In recognition of his achievements in 1999, the committee awarded Mr. Otto a stock option for 25,000 shares in December 1999 on terms similar to those in the preceding paragraph.

                                          COMPENSATION COMMITTEE
                                          Gene E. Burleson
                                          Rex A. Licklider
                                          Karl F. Lopker

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of the date of this Proxy Statement, the members of the Compensation Committee were Messrs. Burleson, Licklider and Lopker, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 1999 or is a former officer or employee of the Company or any of its subsidiaries, except for Mr. Lopker who was formerly the President of the Company from 1976 to 1982.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and a peer group index for the five-year period commencing December 31, 1994 and ending December 31, 1999. The data represented below assumes $100 invested in each of the Company's Common Stock, the Nasdaq Composite Index and the peer group index on December 31, 1994. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either of such Acts.

          COMPARISON OF TOTAL RETURN (ASSUMING DIVIDEND REINVESTMENT)

                                                     DECKERS OUTDOOR
                                                       CORPORATION              NASDAQ COMPOSITE         ATHLETIC SHOE COMPOSITE
                                                     ---------------            ----------------         -----------------------
December 31, 1994                                        100.0                        100.0                       100.0
December 31, 1995                                         46.0                        129.7                       134.4
December 31, 1996                                         55.0                        161.2                       214.2
December 31, 1997                                         60.0                        197.2                       151.0
December 31, 1998                                         17.5                        278.1                       130.6
December 31, 1999                                         21.0                        490.5                       157.4

* Athletic Shoe Composite peer group index consisting of Saucony Inc., K-Swiss, Nike Inc., Reebok International Ltd., Rocky Shoes & Boots, Inc., The Stride Rite Corporation, The Timberland Company, Vans Inc., Wolverine World Wide Inc., Fila Holding SPA, and Kenneth Cole Productions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following security ownership information is set forth, as of February 29, 2000, with respect to certain persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock and with respect to each director of the Company, each of the Named Executive Officers, and all current directors, nominees and executive officers as a group (nine persons). Other than as set forth below, the Company is not aware of any other person who may be deemed to be a beneficial owner of more than 5% of the Company's Common Stock.

              NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
              BENEFICIAL OWNER(1)                BENEFICIAL OWNERSHIP(2),(5)    PERCENT OF CLASS
              -------------------                ---------------------------    ----------------
Douglas B. Otto(3).............................           3,347,450                   36.7%
Peter C. Benjamin..............................              82,600                      *
M. Scott Ash...................................              39,500                      *
Jean-Luc Derclaye(8)...........................             238,000                    2.6%
Patrick C. Devaney.............................              27,500                      *
Gene E. Burleson...............................              90,849                    1.0%
Rex A. Licklider(4)............................             240,958                    2.7%
Karl F. Lopker.................................              38,749                      *
Dimensional Fund Advisors, Inc.(6).............             492,700                    5.4%
Mark Thatcher(7)...............................             478,473                    5.2%
All directors and executive officers as a group
  (nine persons)...............................           4,450,206                   47.8%

---------------

(1) The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2) Unless otherwise noted, sole voting and dispositive power are possessed with respect to all shares of Common Stock owned.

(3) Includes (a) 2,590,750 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power, (b) 283,750 shares held as trustee for the Tiffany Jade Otto Trust, of which Mr. Otto has sole voting and investment power, (c) 283,750 shares held as trustee for the Ty Dylan Bard Otto Trust, of which Mr. Otto has sole voting and investment power, (d) 64,200 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors, and (e) 60,000 shares held by Mr. Otto's wife. Mr. Otto disclaims ownership of the shares held by his wife.

(4) Includes 226,674 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(5) Includes shares under stock options that are presently exercisable or are exercisable within 60 days for the following: Douglas B. Otto -- 65,000; Peter C. Benjamin -- 67,500; M. Scott Ash -- 39,500; Jean-Luc
    Derclaye -- 24,000; Patrick C. Devaney -- 27,500; Gene E. Burleson -- 4,000; Rex A. Licklider -- 4,000; Karl F. Lopker -- 10,000; and all directors and executive officers as a group -- 248,600.

(6) This information is based solely on a Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 3, 2000. The fund's address is 1299 Ocean Ave., 11th Floor, Santa Monica, California 90401.

(7) Includes (a) 428,473 shares and (b) 50,000 stock options that are presently exercisable, the total of which were issued in connection with the Teva License Agreement dated June 7, 1999. Mr. Thatcher's address is: P.O. Box 968, Flagstaff, Arizona 86002.

(8) Includes 214,000 shares held by a foreign corporation as to which Mr. Derclaye has joint voting and investment power.

 * Percentage of shares beneficially owned does not exceed 1% of the class so owned.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the Securities and Exchange Commission as well as the Company.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its
Section 16 Persons were complied with except that Peter Benjamin filed a Form 4 on September 10, 1999, which was due on June 10, 1999 and filed a Form 4 on April 7, 2000, which was due September 10, 1999; Diana Wilson filed a Form 4 on September 7, 1999 which was due May 10, 1999, Jean-Luc Derclaye filed a Form 3 and Form 5 on February 11, 2000 for all 1999 transactions; Rex Licklider and Karl Lopker filed Form 5's on February 11, 2000 for transactions reportable on Form 4's in 1999; Gene Burleson filed a Form 5 on February 11, 2000 and filed a Form 4 on April 7, 2000 for transaction reportable on Form 4's in 1999; Joseph Nida filed a Form 3 on April 7, 2000, which was due December 20, 1999; and Ronald Page, Robert Beatty and William Hovis filed Form 5's on April 7, 2000 for transactions reportable on Form 4's in 1999.

                                 PROPOSAL NO. 1

                           APPROVAL OF 1995 EMPLOYEE
                        STOCK PURCHASE PLAN, AS AMENDED

     In August 1995, the Company adopted the 1995 Employee Stock Purchase Plan (the "Plan") which provides employees of the Company an opportunity and incentive to acquire a proprietary ownership interest in the Company through the purchase of the Company's common stock. It is the intention of the Company to have the Plan qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the provisions of the Plan are to be construed to extend and limit participation consistent with requirements of Section 423. The Plan is administered by the Compensation Committee of the Board of Directors.

     The Plan is implemented through a series of consecutive and overlapping twenty-four month offering periods ("Offering Periods"), with a new Offering Period beginning every six months. Each Offering Period consists of four consecutive 6 month purchase periods ("Purchase Periods"). At the beginning of each Offering Period (the "Offering Date"), each participant is granted an option to purchase at the end of each Purchase Period during such Offering Period up to the lesser of 2,000 shares of the Company's common stock, or that number of shares of common stock determined by dividing $12,500 by the fair market value of the common stock at the beginning of the Offering Period. Each option expires at the end of the Offering Period.

     The purchase price for the common stock under these options is an amount equal to 85% of the fair market value of a share of common stock at the end of the Purchase Period or at the beginning of the applicable Offering Period, whichever is lower. The applicable Offering Period is the Offering Period containing the exercise date with the lowest fair market value on the first day thereof. The fair market value of the common stock at February 29, 2000 was $3.50 per share.

     Each participant designates to have payroll deductions made, up to 20% of such participant's compensation which the Company deducts and credits to such participant's plan account. Unless a participant withdraws from the Plan, his or her option for the purchase of shares will be exercised automatically at the end of each Purchase Period within the Offering Period in which such participant is enrolled (the "Purchase Date") for the maximum whole number of shares of common stock as can then be purchased at the applicable purchase price with the payroll deductions accumulated in such participants' plan account, subject to the limitations discussed above.

     The Plan is available to all employees of the Company who have been employees of the Company for at least six months. As of February 29, 2000, approximately 101 such employees were eligible to participate in the Plan. The maximum number of shares available for issuance under the Plan is one hundred thousand (100,000) shares, subject to adjustment upon changes in capitalization of the Company. As of February 29, 2000, there were 15,728 remaining shares reserved for issuance under the Plan, of the 100,000 shares previously authorized.

FEDERAL INCOME TAX TREATMENT FOR THE PLAN

     The following is a brief description of the federal income tax treatment that will generally apply to stock purchases made under the Plan, based on federal income tax laws in effect on the date hereof. Because the following is only a brief summary of the general federal income tax rules, participants should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each participant is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

     Pursuant to the Plan, participants will be granted stock options pursuant to Section 423 of the Internal Revenue Code. Payroll deductions pursuant to an employee's election to participate in the Plan will remain subject to federal income tax. For regular federal income tax purposes, the optionee is not subject to additional tax and the Company is not entitled to a deduction as a result of the grant or the exercise of such options. However, if the optionee disposes of the shares acquired upon the exercise of such options (the "Option Shares") at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such stock option or (b) two years after the date of grant of such Option, then at the time of disposition, such optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Option Shares on the date of transfer of the Option Shares to the optionee pursuant to the exercise of the option over the exercise price of such option. In addition, in the case of a sale, the optionee will recognize capital gain or loss in an amount equal to the difference between the sales price and the fair market value of the Option Shares on the date of transfer of the Option Shares to the optionee pursuant to the exercise of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of any ordinary income recognized by such optionee.

     If the optionee disposes of Option Shares at any time after the optionee has held the Option Shares for both the one-year and two-year holding periods described above, or if the optionee dies (whenever occurring) while owning Option Shares, the optionee will recognize ordinary income for the taxable year of the disposition (or death) equal to the lesser of (i) 15% of the fair market value of the Option Shares on the Offering Date with respect to the such shares, or (ii) the excess of the fair market value of the Option Shares on the date of such disposition (or death) over the purchase price paid for such shares. The amount recognized as ordinary income will be added to the optionee's basis in the Option Shares sold, and the difference between the proceeds from a disposition and the optionee's basis in the Option Shares (as so increased) will be long-term capital gain or loss. The Company will receive no deduction.

APPLICATION OF CERTAIN LAWS

     The acquisitions of shares of Common Stock by directors, certain officers, or 10% stockholders of the Company could be subject to the provisions of Section 16(b) of the Exchange Act under which a purchase of the Company's Common Stock within six months before or after any sale of such stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Such officers, directors and 10% stockholders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act. Rule 16b-3 under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit plans. Officers, directors and 10% stockholders should consult their counsel with respect to the effect of Section 16 upon their participation in the Plan.

APPROVAL OF AMENDMENT TO 1995 EMPLOYEE STOCK PURCHASE PLAN

     The Plan has previously received Board of Director and stockholder approval and a total of 100,000 shares were originally reserved for issuance under the Plan. In March 2000 the Board of Directors authorized an amendment to the Plan, subject to stockholder approval, to increase the number of shares reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Plan to 300,000 shares, and to extend the duration of the Plan for a period of five years, for a total duration of ten years since the initial adoption of the Plan.

     At the Annual Meeting, the stockholders are to consider and approve the proposed amendment to the Plan to (a) increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, bringing the total number of shares issuable under the Plan to 300,000 shares, and (b) to extend the duration of the Plan for a period of five years, for a total duration of ten years since the original adoption of the Plan.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The approval of the amendment to the Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PLAN AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF
            THE AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 2

                              INDEPENDENT AUDITORS

     For the 1999 fiscal year, KPMG LLP provided audit services which included examination of the Company's annual consolidated financial statements. Upon the recommendation of the Audit Committee, the Board has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2000. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

       THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
                RATIFICATION OF THE ELECTION OF KPMG LLP AS THE
                        COMPANY'S INDEPENDENT AUDITORS.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company's 2000 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy materials for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 495A S. Fairview Avenue, Goleta, California 93117 and in any event not later than December 15, 2000. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

                      OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of the selection of the Company's independent auditors. However, inasmuch as matters of which management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

                                 MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          DOUGLAS B. OTTO
                                          Chairman of the Board and
                                          Chief Executive Officer

Goleta, California
April 14, 2000

PROXY

                          DECKERS OUTDOOR CORPORATION
                            495A S. Fairview Avenue
                            Goleta, California 93117

This Proxy is solicited on Behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Douglas B. Otto and M. Scott Ash, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Deckers Outdoor Corporation held of record by the undersigned on March 31, 2000, at the Annual Meeting of Shareholders to be held on May 24, 2000 and any postponements or adjournments thereof.


   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.



--------------------------------------------------------------------------------
                           -- FOLD AND DETACH HERE --

                                                                Please mark
                                                              your votes as [X]
                                                               indicated in
                                                               this example.

                                       FOR   AGAINST  ABSTAIN                                           FOR    AGAINST    ABSTAIN
1. To approve an amendment to the                                       2. TO RATIFY THE SELECTION OF
   Company's 1995 Employee Stock       [ ]    [  ]     [  ]                KPMG LLP AS THE COMPANY'S    [  ]     [  ]       [  ]
   Purchase Plan (the "Plan") to (a)                                       INDEPENDENT AUDITORS.
   increase the number of shares of
   Common Stock reserved for issuance                                   3. In their discretion, the Proxies are authorized to vote
   thereunder by 200,000 shares to                                          upon such other business as may properly come before
   an aggregate of 300,000 shares,                                         such meeting or any and all postponements or
   and (b) extend the duration of the                                      adjournments thereof.
   Plan for a period of five years for                                                                  YES       NO
   a total duration of ten years.                                          Do You Plan to Attend
                                                                           the Meeting?                 [  ]     [  ]
   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                 USING THE ENCLOSED ENVELOPE.                              This proxy when properly executed will be voted in the
                                                                           manner directed herein by the undersigned stockholder.
                                                                           If no direction is made, the Proxies will vote for the
                                                                           approval of the amendment to the Plan, for the
                                                                           ratification of the selection of KPMG LLP as the
                                                                           Company's independent auditor and in their discretion on
                                                                           matters described in Item 3.

Signature(s) ________________________________________________________________________________ Dated _______________________, 2000

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

----------------------------------------------------------------------------------------------------------------------------------

                                                        --  FOLD AND DETACH HERE --
